UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2020

TCW Direct Lending VII LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-01246	82-2252672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor

Boston, Massachusetts 02116

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

TCW Asset Management Company LLC (the “Adviser”), the investment adviser to TCW Direct Lending VII LLC (the “Company”), is investigating and working to resolve a cybersecurity incident that has affected it and its affiliated parent company and related investment advisers (collectively with the Adviser, “TCW”). As part of this investigation, TCW has engaged third-party cybersecurity experts and law enforcement to address the incident. TCW has implemented a series of containment and remediation measures to resolve this issue.

The incident did impact some of TCW’s computer systems, but the Adviser so far has been able to maintain its critical business activities, including trading and portfolio management for the Company.

TCW currently does not believe that the Company has been materially affected by this incident. All assets of the Company are held with its third-party bank custodian. That custodian was not affected by this incident.

TCW takes the security of client and investor data extremely seriously and regularly reviews its systems to protect them against these types of incidents. TCW’s investigation is ongoing, and it is possible that further unexpected problems may be discovered. However, TCW does not have indications at this stage that Company or investor data was stolen.

We know how important your trust is in TCW, and TCW is taking steps to further enhance its security program to help prevent similar incidents from happening in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2020	TCW DIRECT LENDING VII LLC

	By:	/s/ James G. Krause
Name: James G. Krause
Title: Chief Financial Officer & Senior Vice President